Exhibit 32.2


                            Certification Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


         In connection with the Quarterly Report of Culp, Inc. (the "Company") on Form 10-Q for the period ended January 27, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kenneth R. Bowling, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Kenneth R. Bowling
---------------------------------------------
Kenneth R. Bowling
Vice President and Chief Financial Officer


March 12, 2008


         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Culp, Inc. and will be retained by Culp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.